UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2024

Beneficient

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41715	72-1573705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 North St. Paul Street, Suite 4850
Dallas, Texas 75201
(Address of Principal Executive Offices, and Zip Code)

(214) 445-4700

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, par value $0.001 per share	BENF	Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, par value $0.001 per share, and one share of Series A convertible preferred stock, par value $0.001 per share	BENFW	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Master Agreement

On December 22, 2024, Beneficient (the “Company”) entered into a Master Agreement, by and among the Company, Beneficient Company Holdings, L.P., (“BCH”), Beneficient Company Group, L.L.C., the sole general partner of BCH (“BCH GP”), Beneficient Management Partners, L.P. (“BMP”), and Beneficient Holdings, Inc., (“BHI” and collectively with the Company, BCH, BCH GP and BMP, the “Parties” and such agreement, the “Master Agreement”). Pursuant to the Master Agreement, the holders of the preferred equity (the “Preferred Equity”) of BCH, agreed, among other things, to amend the governing documents of BCH to allow the Company’s public company stockholders to share in the liquidation priority currently reserved only for the Preferred Equity creating tangible book value attributable to the Company’s public company stockholders following the closing of the transactions contemplated by the Master Agreement (the “Transactions”).

Closing of the Transactions contemplated by the Master Agreement is subject to, among other things, (i) execution and delivery of each of the transaction documents specified in the Master Agreement and described below (collectively, the “Transaction Documents”), (ii) approval from the Company’s stockholders of an amendment to the Company’s articles of incorporation (the “Charter” and such amendment, the “Charter Amendment”) to increase the number of authorized shares of Class B common stock, par value $0.001 per share, of the Company (the “Class B Common Stock”) and approval, for purposes of Listing Rule 5635 of The Nasdaq Stock Market, LLC (“Nasdaq”) of the issuance of Class B Common Stock pursuant to the Transaction Documents, and Class B Common Stock, (iii) approval of the partners of BCH as necessary with respect to the Transactions and the Transaction Documents and (iv) the Company’s submission of a Listing of Additional Shares Notification Form with Nasdaq with respect to the additional shares of Class A Common Stock issuable with respect to the Subclass 4 FLP Unit Accounts of BCH (“FLP-4 Unit Accounts”) and Class B Common Stock issuable pursuant to the Transaction Documents, and Nasdaq shall not have objected to such issuances.

The foregoing description of the Master Agreement does not purport to be complete and is qualified in its entirety by reference to the Master Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Transaction Documents

Amended and Restated Limited Partnership Agreement of BCH

The Master Agreement provides for the adoption of the Tenth Amended and Restated Limited Partnership Agreement of BCH (the “BCH LPA”). The BCH LPA would provide for, among other things, (i) amendments to the liquidation provisions to provide the Company’s public company stockholders, through the Company’s indirect interest in BCH, would receive preferential treatment in the event of a liquidation of BCH in an amount equal to 10% of the first $100 million distributed to equity holders of BCH and 33.3333% of the net asset value (the “Closing NAV”) of up to $5 billion of alternative assets added to the Company’s consolidated balance sheet on or after December 22, 2024, in connection with the Company’s ordinary course liquidity business, (ii) modifications to the existing limitations on the conversion of the Preferred Series A Subclass 1 Unit Accounts of BCH (the “A-1 Unit Accounts”) held by BHI, an entity controlled by the Company’s Chief Executive Officer, through December 31, 2027 such that (a) on the date that is 60 days following the closing of the Transactions, BHI would have the right to convert a portion of its A-1 Unit Accounts in an amount up to $10 million, less the amount of any Conditional Payment (as defined below), and (b) after the Closing NAV of the certain transactions by the ExchangeTrust (the “ExchangeTrust Transactions”) exceeds $100 million, BHI would have the ability to convert additional A-1 Unit Accounts subject to certain limitations and the Company’s right to pay cash in the amount of the A-1 Unit Accounts to be converted in lieu of such conversion, (iii) the establishment and issuance of the FLP-4 Unit Accounts in connection with the BFF Customer Transactions (as defined below) with the effect that BHI, as the holder of Subclass 1 FLP Unit Accounts of BCH (“FLP-1 Unit Accounts”), and BMP, as the holder of the Subclass 2 FLP Unit Accounts of BCH (“FLP-2 Unit Accounts”), would forego the right to receive up to $400 million of equity in BCH that is exchangeable into shares of the common stock of the Company for the benefit of certain Customers (as defined below), (iv) certain amendments to conform to the amendments to the Compensation Policy (as defined below) and the terms of the FLP-1 Account Side Letter (as defined below) and address accrued but unallocated returns with respect to the FLP-1 Unit Accounts and the FLP-2 Unit Accounts, (v) a requirement that no new general partner may be admitted to BCH and that BCH GP may not transfer its units in BCH or otherwise withdraw from being the general partner of BCH without the prior approval on a class by class basis of the holders of at least 51% of the capital account balances of each of the Class A Units of BCH (the “Class A Units”), the Class S Ordinary Units of BCH (the “Class S Ordinary Units”) and the Class S Preferred Units of BCH (the “Class S Preferred Units” and together with the Class S Ordinary Units, the “Class S Units”), and the Preferred Series A Unit Accounts (as defined in the BCH LPA) and (vi) certain amendments with respect to the exchange of Class S Ordinary Units. Additionally, the BCH LPA would require BCH to make a payment on amounts contractually or otherwise currently owed to BHI or its affiliates in an amount equal to $5 million (the “Conditional Payment”) if, on the date that is 60 days following the closing of the Transactions, the Audit Committee of the Board of Directors of the Company (the “Board”) determines that the Conditional Payment would not be materially adverse to the assessment of the Company’s ability to continue as a “going concern” for financial reporting purposes.

The foregoing description of the BCH LPA is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the BCH LPA, a form of which is filed as Exhibit A to the Master Agreement and is incorporated by reference herein.

Amendment to Articles of Incorporation and Issuance of Class B Common Stock

In exchange for entering into the Master Agreement and consenting to the BCH LPA, the terms of a consent agreement to be executed by BHI, Hicks Holdings Operating, LLC and Bruce W. Schnitzer (collectively, the “Class B Holders”) in the form of Exhibit B to the Master Agreement (the “Class B Holders Consent Agreement”), it is anticipated that the Class B Holders would receive, subject to the consummation of the Transactions, shares of Class B Common Stock in an amount such that, immediately following the issuance, the Class B Holders would hold, collectively, 42.67% of the total combined voting power (on a fully diluted basis with respect to securities of the Company) of the Class A Common Stock and Class B Common Stock (such shares, the “Initial Class B Shares”). Additionally, following the consummation of the Transactions and until the Closing NAV equals $3 billion, the Class B Holders will be entitled to additional securities in connection with the closing of ExchangeTrust Transactions in which the Company issues voting securities, or securities convertible into voting securities (such shares, the “Subsequent Class B Shares” and together with the Initial Class B Shares, the “Restricted Class B Shares”). The Restricted Class B Shares would carry full voting rights but would be subject to mandatory redemption by the Company at $0.001 per share upon any liquidation of the Company, immediately prior to any transfer of beneficial ownership of such Restricted Class B Shares by the holder thereof (other than to permitted estate planning transferees who agree to the same restrictions), immediately prior to any conversion of the Restricted Class B Shares, immediately prior to the sale, merger, or other liquidity event involving the Company or substantially all of its business. Further, the Class B Holders shall each irrevocably waive and disclaim of the right to receive dividends, distributions, or other economic benefits of any kind with respect to the Restricted Class B Shares, whether such dividends or distributions are paid in cash, property, or stock.

As discussed above, in order to effect the issuance of the Restricted Class B Shares, the Company will seek stockholder approval of the Charter Amendment to increase the number of authorized shares of its Class B Common Stock and to otherwise issue the Restricted Class B Shares.

The foregoing description of the issuance of the Restricted Class B Shares is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Class B Holders Consent Agreement, a form of which is filed as Exhibit B to the Master Agreement, and is incorporated by reference herein.

Amendment to Compensation Policy and FLP-1 Account Side Letter

The Master Agreement provides that the Company would adopt an amended and restated Compensation Policy (the “A&R Compensation Policy”) and that Company would enter into a letter agreement with BHI (the “FLP-1 Account Side Letter”). The A&R Compensation Policy together with the FLP-1 Account Side Letter would provide for, among other things, clarifications relating to the administration of allocations and issuances of Class S Ordinary Units upon carrying value adjustments to holders of FLP-1 Unit Accounts, which is held by BHI, and FLP-2 Unit Accounts, which is held by BMP for the benefit of the directors, officers and employees of the Company and its affiliates. Pursuant to the FLP-1 Account Side Letter and the A&R Compensation Policy, all carrying value adjustments resulting from the Company’s previous business combination and certain other transactions through the closing will result in the issuance of Class S Ordinary Units to the holders of FLP-1 Unit Accounts and FLP-2 Unit Accounts upon the closing of the Transactions. Additionally, the A&R Compensation Policy would provide that, going forward, the limitations set forth therein will (i) continue to apply to issuances of Class S Units upon certain allocations to FLP-2 Unit Accounts, and (ii) not apply to issuances of Class S Units upon certain allocations to the FLP-1 Unit Accounts, although all or a portion of the Class S Units issued with respect to the FLP-1 Unit Accounts will be restricted in their conversion rights. The FLP-1 Account Side Letter further clarifies the rights and restrictions of BHI with respect to certain Class S Units held by BHI and certain additional Class S Units that may be issuable to BHI as a result of future adjustments or allocations under the BCH LPA. Pursuant to the FLP-1 Account Side Letter, the parties thereto would agree that, among other things, (i) BCH would make certain allocations of adjustments under the BCH LPA and allocations to BMP in the amounts set forth in the FLP-1 Account Side Letter, (ii) BHI would be entitled to receive additional Class S Units in the event that additional allocations are made under the BCH LPA, (iii) BHI would agree that, without the prior written consent of the Company’s Products and Related Party Transactions Committee, it would only exchange certain unrestricted Class S Units for shares of Class A Common Stock, and (iv) BHI would be entitled to receive additional unrestricted Class S Units upon the occurrence of certain enumerated events set forth in the FLP-1 Account Side Letter.

The foregoing descriptions of the A&R Compensation Policy and FLP-1 Account Side Letter are summaries only, do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the A&R Compensation Policy, a form of which is filed as Exhibit D to the Master Agreement, and the FLP-1 Account Side Letter, a form of which is filed as Exhibit E to the Master Agreement, each of which is incorporated by reference herein.

Subscription Agreements

The Master Agreement contemplates that in the Transactions, BCH would issue newly established FLP-4 Unit Accounts to one or more customers of the Company or its affiliates (the “Customers”) pursuant to the terms of a subscription agreement, by and among the applicable Customer, BCH and BCH GP (the “Subscription Agreement”). The Subscription Agreement provides BCH would agree to issue to those Customers electing to participate FLP-4 Unit Accounts, which would proportionately dilute the economic rights with respect to future carrying value adjustments currently associated with the FLP-1 Unit Accounts and FLP-2 Unit Accounts (each such transaction, a “BFF Customer Transaction” and collectively, the “BFF Customer Transactions”). In the event Customers are offered the FLP-4 Unit Accounts pursuant to the Subscription Agreement and determine to not participate in the BFF Customer Transactions, the FLP-4 Unit Accounts not issued to any Customers will be issued to the Company in lieu of being issued to the applicable Customer. The FLP-4 Unit Accounts would be entitled to receive in accordance with the BCH LPA, on a pro rata basis, 100% of the carrying value adjustments until the earliest of an amount equal to $400 million had been allocated to the FLP-4 Unit Accounts or the date which is four years following the closing of the Transactions.

Additionally, the form of Subscription Agreement to be entered into by Hatteras Master Fund, L.P. and its affiliates (collectively, “Hatteras” and such agreement, the “Hatteras Subscription Agreement”) provides, subject to the conditions therein, including the receipt by Hatteras of minimum values of Class S Ordinary Units of BCH delivered to Hatteras as a holder of the FLP-4 Unit Accounts, that Hatteras would agree to certain tolling agreements and contingent releases with respect to any claims Hatteras may have against the Company, its subsidiaries, officers, directors and any of their respective affiliates, and the Company would agree to analogous tolling agreements with respect to any claims it may have against Hatteras, its affiliates and their respective directors and officers. In addition, BCH would agree to reimburse Hatteras for certain expenses during the 12-month period following the closing of any BFF Customer Transaction with Hatteras in an amount up to $5.5 million, subject to certain adjustments.

The form of Subscription Agreement to be entered into by the Customers other than Hatteras (the “Customer Subscription Agreement”) provides that the applicable Customer would agree to full releases with respect to any claims such Customer may have against the Company, its subsidiaries, officers, directors and any of their respective affiliates.

The foregoing descriptions of the Customer Subscription Agreement and the Hatteras Subscription Agreement are summaries only, do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of each of the Customer Subscription Agreement and the Hatteras Subscription Agreement, forms of which are filed as Exhibit G to the Master Agreement and Exhibit F to the Master Agreement, respectively, each of which is incorporated by reference herein.

Amendment to Stockholders Agreement

The Master Agreement provides for an amendment to the Stockholders Agreement, dated June 6, 2023, by and among the Company and the Class B Holders, which would revise certain provisions related to the Class B Common Stock designation rights to clarify that Class B Common Stock designees may be appointed, removed and replaced only by the holders of Class B Common Stock.

The foregoing description of the amendment to the Stockholders Agreement is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Stockholders Agreement, a form of which is filed as Exhibit H to the Master Agreement and is incorporated by reference herein.

Waiver of Guaranteed Payment

The Master Agreement also provides for a waiver of the guaranteed payment payable to the holders of the Preferred Series A Subclass 0 Unit Accounts of BCH (the “Preferred A-0 Unit Accounts”) and the execution of a Waiver of Payment Agreement (herein so called) to be entered into by and among BHI and BCH, pursuant to which BHI, as the holder of the majority in interest of the Preferred A-0 Unit Accounts would waive the right to receive the Guaranteed Series A-0 Payment (as defined in the BCH LPA) until November 15, 2025; provided that any such Guaranteed Series A-0 Payment may be made prior to November 15, 2025 if the Audit Committee of the Board determines it would not be materially adverse to the Company’s “going concern” financial statement assessment. The Waiver of Payment Agreement would not be construed to release BCH from the obligation to accrue and pay the Guaranteed Series A-0 Payment upon expiration of the Waiver of Payment Agreement.

The foregoing description of the Waiver of Payment Agreement is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Waiver of Payment Agreement, a form of which is filed as Exhibit I to the Master Agreement and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On December 23, 2024, the Company issued a press release announcing the execution of the Master Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth in such filing.

Item 9.01 Exhibits and Financial Statements.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1*	Master Agreement, dated December 22, 2024, by and among Beneficent, Beneficient Company Holdings, L.P., Beneficient Company Group, L.L.C., Beneficient Management Partners, L.P., and Beneficient Holdings, Inc.
99.1	Press Release of Beneficient issued December 23, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission (the “SEC”) or its staff upon request.

Cautionary Note Regarding Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this Current Report on Form 8-K are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report include, without limitation, statements related to the Transactions, including receipt of required approvals and satisfaction of other customary closing conditions, the Company’s liquidity transactions, and expectations of future plans, strategies and benefits of the Transactions. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, among others: the ultimate outcome of the Transactions; the Company’s ability to consummate the Transactions; the ability of the Company to satisfy the closing conditions set forth in the Master Agreement, including obtaining the requisite vote of securityholders; the Company’s ability to meet expectations regarding the timing and completion of the Transactions; and the risks, uncertainties, and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Important Information and Where You Can Find It

This Current Report on Form 8-K may be deemed to be solicitation material in respect of a vote of stockholders to approve an amendment to the Company’s articles of incorporation to increase the authorized shares of Class B Common Stock of Beneficient and the issuance of securities pursuant to the Transactions. In connection with the requisite stockholder approval, the Company will file with the SEC a preliminary proxy statement and a definitive proxy statement, which will be sent to the stockholders of the Company, seeking such approvals related to the Transactions.

INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ, WHEN AVAILABLE, THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTIONS DESCRIBED HEREIN, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTIONS. Investors and security holders will be able to obtain a free copy of the proxy statement, as well as other relevant documents filed with the SEC containing information about the Company, without charge, at the SEC’s website (http://www.sec.gov). Copies of documents filed with the SEC by the Company can also be obtained, without charge, by directing a request to Investor Relations, Beneficient at 325 North St. Paul Street, Suite 4850, Dallas, Texas 75201 or email investors@beneficient.com.

Participants in the Solicitation of Proxies in Connection with Transactions

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the requisite stockholder approvals under the rules of the SEC. Information regarding the Company’s directors and executive officers is available in its Annual Report on Form 10-K, which was filed with the SEC on July 9, 2024, and certain current reports on Form 8-K filed by the Company. Other information regarding the participants in the solicitation of proxies with respect to the transactions described herein and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

Not an Offer of Securities

The information in this Current Report on Form 8-K is for informational purposes only and shall not constitute, or form a part of, an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities. The securities that are the subject of the transactions described herein have not been registered under the Securities Act, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFICIENT

By:	/s/ Gregory W. Ezell
Name:	Gregory W. Ezell
Title:	Chief Financial Officer

Dated: December 23, 2024